CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Annual Report on Form 11-K of our report dated June 16, 1998, on our audit of the financial statements and financial statement schedules of the Fahnestock & Co., Inc. 401(k) Plan for the Plan year ended December 31, 1997.

COOPERS & LYBRAND L.L.P.

New York, New York
June 29, 1998